EXHIBIT 10.12

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                                                                  EXECUTION COPY

                             APPLIED DISCOVERY, INC.

                           INVESTORS' RIGHTS AGREEMENT

                                January 28, 2000


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                                TABLE OF CONTENTS

                                                                       Page
                                                                       ----

1.    Registration Rights

      1.1   Definitions
      1.2   Request for Registration
      1.3   Company Registration
      1.4   Form S-3 Registration
      1.5   Obligations of the Company
      1.6   Furnish Information
      1.7   Expenses of Registration
      1.8   Underwriting Requirements
      1.9   Delay of Registration
      1.10  Indemnification
      1.11  Reports Under Exchange Act
      1.1.2 Assignment of Registration Rights
      1.13  Limitations on Subsequent Registration Rights
      1.14  "Market Stand-Off" Agreement
      1.15  Termination of Registration Rights

2.    Miscellaneous

      2.1   Successors and Assigns
      2.2   Amendments and Waivers
      2.3   Notices
      2.4   Severability
      2.5   Governing Law
      2.6   Counterparts
      2.7   Titles and Subtitles
      2.8   Aggregation of Stock


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                             APPLIED DISCOVERY, INC.

                           INVESTORS' RIGHTS AGREEMENT

      This Investors' Rights Agreement (the "Agreement") is made as of the 28th day of January, 2000 by and among Applied Discovery, Inc., a Washington corporation (the "Company") and the purchasers of, and holders of outstanding notes being converted into, the Company's Series A Preferred Stock listed on Exhibit A hereto (each, an "Investor" and collectively, the "Investors").

                                    RECITALS

      WHEREAS, the Company and the Investors have entered into a Series A Preferred Stock Purchase Agreement (the "Purchase Agreement") of even date herewith pursuant to which the Company desires to sell to the Investors and the Investors desire to purchase from the Company up to 5,585,000 shares of Series A Preferred Stock (the "Series A Preferred Stock"); and

      WHEREAS, a condition to the Investors' obligations under the Purchase Agreement is that the Company and the Investors enter into this Agreement in order to provide the Investors with certain rights to register shares of the Company's common stock, par value $.01 per share ("Common Stock"), issuable upon conversion of the Series A Preferred Stock held by the Investors; and

      WHEREAS, the Company desires to induce the Investors to purchase shares of Series A Preferred Stock pursuant to the Purchase Agreement by agreeing to the terms and conditions set forth herein.

                                    AGREEMENT

      NOW, THEREFORE, the parties hereby agree as follows:

      1. Registration Rights. The Company and the Investors covenant and agree as follows:

            1.1 Definitions. For purposes of this Section 1:

                  (a) The terms "register ' "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document;

                  (b) The term "Registrable Securities" means (i) the shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock and (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise


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of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i); provided, however that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

                  (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

                  (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 of this Agreement;

                  (e) The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act;

                  (f) The term "Qualified IPO" means an IPO with gross proceeds (before deduction of underwriter commissions and offering expenses) of at least $25,000,000 and an initial offering price per share of at least five (5) times the original purchase price of $1.00 (subject to adjustment for stock splits, dividends or recapitalizations).

                  (g) The term "SEC" means the Securities and Exchange Commission; and

                  (h) The term "IPO" means a firm commitment underwritten public offering of shares of Common Stock of the Company pursuant to a registration statement on Form S-1, (or any successor form thereto) under the Securities Act.

            1.2 Request for Registration.

                  (a) If the Company shall receive at any time after the earlier of (i) January ___, 2002 or (ii) nine (9) months after the effective date of an IPO, a written request from the Holders of 25% of the Registrable Securities (the "Initiating Holders") then outstanding that the Company file a registration statement under the Securities Act covering the registration of such shares of Registrable Securities held by such Holders as such Holders may specify (provided that the gross proceeds, before underwriting discounts and commissions, from issuance of the securities to be registered exceeds $2,500,000), then the Company shall, within ten (10)


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days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use its best efforts to effect as soon as practicable the registration under the Securities Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with
Section 2.3.

                  (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provide , however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced Unless all other securities are first entirely excluded from the underwriting.

                  (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of all Initiating Holders; provided, however, that the Company may not utilize this right (or the similar right granted to the Company pursuant to Section 1.4(b)) more than once in any twelve-month period.

                  (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

                        (i) after the Company has effected one (1) registration pursuant to this Section 1.2 and such registration has been declared or ordered effective;


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                        (ii) during the period starting with the date sixty (60)
days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                        (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below.

            1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities, solely for cash (other than a registration relating solely to the sale of securities to participant's in a Company stock plan or a corporate reorganization or other transaction covered by Rule 145 under the Securities Act, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty-five (25) days after mailing of such notice by the Company in accordance with Section 2.3, the Company shall, subject to the provisions of Section 1.8. cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

            1.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of not less than 25% of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                  (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                  (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder's or Holders' joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (before any underwriters' discounts or


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commissions) of less than $2,500,000; (iii) if the Company shall furnish to the
Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right (or the similar right granted to the Company pursuant to Section 1.2(c)) more than once in any twelve month period; (iv) if the Company has already effected four (4) registrations on Form S-3 for the Holders pursuant to this Section 1.4; (v) if the Company has, within the twelve (12) month period preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 1.4; (vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (vii) during the period ending one hundred eighty (180) days after the effective date of a registration statement subject to Section 1.3.

                  (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

            1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred eighty (180) days or until the Holders have completed the distribution described in the registration statement relating thereto, whichever occurs first; provided, however, that such period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company;

                  (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for up to one hundred eighty (180) days;


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                  (c) furnish to the Holders such numbers of copies of a
prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

                  (d) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or "Blue Sky" laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                  (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering; provided that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

                  (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as A result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or ornits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for one hundred eighty (180) days from the date of the final prospectus;

                  (g) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

                  (h) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

            1.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable. Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's


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obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.4(b)(ii), whichever is applicable.

            1.7 Expenses of Reeistration.

                  (a) Demand Registration and Registration on Form S-3. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2 or 1.4, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one such registration; provided further, however, that if at the time of such withdrawal, the Holders have leamed of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay a ny of such expenses and shall retain their rights.

                  (b) Company Redstration. All expenses other than underwriting discounts and comiriissions incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 1.3 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them shall be borne by the Company.

            1.8 Underwriting Requirements.

                  (a) In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters pursuant to Section 1.2), and then only in such quantity as the underwriters deterriline in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering but in no event shall (i) any Registrable Securities be excluded from such offering unless all securities of selling


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shareholders other than Holders of Registrable Securities shall have first been.
excluded and (ii) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the IPO or any secondary offering of primary shares, in which case, the Registrable Securities of selling Holders may be excluded if the underwriters make the determination described above and no other shareholder's securities are included. If any Registrable Securities are to be excluded from the offering, the amount to be excluded shall be apportioned among the selling Holders pro rata according to the amount of Registrable Securities requested by each such Holder to be included in the offering. For purposes of the preceding sentence conceming apportionment, for any selling Holder of Registrable Securities which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and farnily members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder " and any pro rata reduction with respect to such "selling Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling Holder," as defined in this sentence.

                  (b) In connection with any offering involving an underwriting of shares of.the Company's capital stock pursuant to a Qualified IPO, the Company shall use its best efforts, consistent with federal and state securities laws, to require that the underwriters selected by the Company establish a directed share program in connection with the Qualified TO which shall consist of at least that number of shares of capital stock determined by a fraction, the numerator of which shall be the greater of (i) $5,000,000 or (ii) 10% of the proceeds raised in the Qualified IPO (after deduction for underwriting commissions and offering expenses), and the denominator of which shall be the mid-point of the first filing range the Company sets in the registration statement for the Qualified IPO (the "Program Shares"). The Company shall use its best efforts consistent with federal and state securities laws to cause the 'underwriters to offer the Holders the right to purchase their pro rata portion of the Program Shares (determined in accordance with their relative holdings of Common Stock (assuming for this purpose that all shares of Series A Preferred Stock had been converted into Common Stock)) at the initial public offering price and to cause the underwriters to allow Holders exercising the right to purchase their full pro rata portion of the Program Shares to have the further right to purchase any non- fully exercising Holder's Program Shares.

            1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

            1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                  (a) The Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages,


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or liabilities joint or several) to which they may become subject under the
Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                  (b) Each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling Securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this Subsection 1.10(b) exceed the net proceeds from the offering received by such Holder.

                  (c) Promptly after receipt by an indemnified party under this
Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party


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under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

                  (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omission that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Subsection 1.10(d) exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  (f) The obligations of the Company and Holders under this
Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1.

            1.11 Reports Under Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or


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regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the Company's registration statement for its IPO;

                  (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the Company's registration statement for its IPO is declared effective;

                  (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the Company's IPO registration statement), the Securities Act and. the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

            1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section I may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of at least 100,000 shares of Registrable Securities (except to any member, partner or affiliate of such Holder in which case no minimum threshold applies), provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; provided, however, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

            1.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his Securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred eighty (180) days of the effective date of any registration effected pursuant to Section 1.2.

            1.14 "Market Stand-Off" Agreement. Each Holder hereby agrees that, during the period of duration (up to, but not exceeding, one hundred eighty
(180) days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the date of the final prospectus distributed in connection with a public offering, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Registrable Securities held by it at any time during such period except Registrable Securities included in such registration (the "Lock-Up"); provided, however, that:

                  (a) such agreement shall be applicable only with respect to the IPO;

                  (b) all officers and directors of the Company, all one-percent (1%) securityholders, and all other persons with registration fights (whether or not pursuant to this Agreement) enter into similar agreements;

                  (c) any discretionary waiver or termination of the Lock-Up by the Company or by representatives of an underwriter shall apply to all persons subject to such Lock- Up on a pro rata basis;

                  (d) the Company shall use its best effort in its negotiations with the Company's lead underwriter in an IPO to limit the Lock-Up to not more than one hundred twenty (120) days; and

                  (e) the Company agrees to use its best efforts to ensure that all shares of its capital stock outstanding immediately prior to the consummation of the IPO shall be subject to a Lock-Up substantially similar to the Lock-Up in this Section 1.14.

      In order to enforce the foregoing covenants, the Company may impose stop transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period, and each

Holder agrees that, if so requested, such Holder will execute an agreement in the form provided by the underwriter containing terms which are consistent with the provisions of this Section 1.14.

      Notwithstanding the foregoing, the obligations described in this Section
1.14 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

            1.15 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section I after the earlier of (i) seven (7) years following the consummation of a Qualified IPO, or (ii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder's shares during a three (3)- month period without registration.

      2.    Miscellaneous.

            2.1 Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            2.2 Amendments and Waivers. Any term of this Agreement may be amended or waived in writing and only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities then outstanding, each future Holder of all such Registrable Securities, and the Company.

            2.3 Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth below or on Exhibit A hereto or as subsequently modified by written notice.

            2.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

            2.5 Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington.

            2.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            2.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            2.8 Aggregation of Stock. All shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

      The parties have executed this Investors' Rights Agreement as of the date first above written.

                                    COMPANY:

                                    APPLIED DISCOVERY, INC.


                                    By:
                                       ---------------------------
                                           Name: Michael C. Weaver
                                           Title: President

                                    Address: 1756 - 114th Street Southeast
                                             Suite 125
                                             Bellevue, WA 98004
                                             Attn: M. Weaver
                                             Tel: 425-836-4428
                                             Fax: 425-456-0854


                                    INVESTORS:

                                    ZILKHA VENTURE PARTNERS, L.P.

                                    By:   Zilkha Ventures, LLC
                                          its general partner

                                    By:   AIMC LLC,
                                          its managing member


                                    By:
                                       -------------------------------

                                           Name: John P. Rigas
                                           Title: Managing Member


                                    APPLIED DISCOVERY PARTNERS, L.P.

                                    By:   Applied Discovery Management LLC
                                          its general partner

                                    By:
                                       ----------------------------------
                                           Name: John P. Rigas
                                           Title: Managing Member


                                    DANIEL L. EILERS

                                    --------------------------------------
                                    Daniel L. Eilers


                                    STANLEY J. MERESMAN AND SHARON A.
                                    MERESMAN, TRUSTEES OF THE
                                    MERESMAN FAMILY TRUST U/D/T DATED
                                    9/13/1989

                                    ---------------------------------------
                                    Stanley J. Meresman


                                    ASFAQ MUNSHI

                                    ---------------------------------------
                                    Asfaq Munshi


                                    AUDREY MACLEAN AND MICHAEL M.
                                    CLAIR, AS TRUSTEES, OR THEIR
                                    SUCCESSORS, OF THE AUDREY MACLEAN
                                    AND MICHAEL CLAIR TRUST AGREEMENT
                                    UAD 12/1/90

                                    ----------------------------------------
                                    Audrey MacLean, as trustee

                                    ROBERT D. SELVI
                                    and SANDRA A. SELVI

                                    ---------------------------------------
                                    Robert Selvi


                                    ---------------------------------------
                                    Sandra A. Selvi


                                    SHELLEY SCHWINN BROWNLOW

                                    ---------------------------------------
                                    Shelley Schwinn Brownlow


                                    JOHN BROWNLOW

                                    ---------------------------------------
                                    John Brownlow

                                    RICHARD AND CHRISTINE WEAVER

                                    ---------------------------------------
                                    Richard Weaver

                                    ---------------------------------------
                                    Christine Weaver


                                    RICHARD BLUM

                                    ---------------------------------------
                                    Richard Blum


                                    MARK MECHAM

                                    ---------------------------------------
                                    Mark Mecham


                                    ROBERT MCINTOSH

                                    ---------------------------------------
                                    Robert McIntosh



                                    PLANET ZANETT ANGEL FUND, L. P.

                                    By:
                                       ------------------------------------
                                        Its: General Partner


                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:


                                    CRAIG WATJEN

                                    ----------------------------------------
                                    Craig Watjen

                                    DR. GEORGE & NANCY SAVAGE

                                    -----------------------------------------
                                    Dr. George Savage

                                    -----------------------------------------
                                    Nancy Savage

                                    EXHIBIT A

                                    INVESTORS

1.    Zilkha Venture Partners, L.P.
2.    Applied Discovery Partners, L.P.
3.    Daniel L. Eilers
4. Audrey MacLean and Michael M. Clair, as Trustees, or their successors, of the Audrey MacLean and Michael Clair Trust Agreement UAD 12/1/90
5. Stanley J. Meresman and Sharon A. Meresman, Trustees of the Meresman Family Trust U/D/T/ 9/13/1989, as amended
6.    Asfaq Munshi
7.    Robert D. Selvi and Sandra A. Selvi
8.    Shelley Schwinn Brownlow
9.    John Brownlow
10.   Richard and Christine Weaver
11.   Richard Blum
12.   Mark Mecham
13.   Robert McIntosh
14.   Planet Zanett Angel Fund, L. P.
15.   Craig Watjen
16.   Dr. George & Nancy Savage